Exhibit 4.5

[LETTERHEAD OF COMPANIA MINERA ANTAMINA S.A.]

July 17, 2007

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission

The Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers

New Brunswick Securities Commission

Nova Scotia Securities Commission

Prince Edward Island Securities Office

Securities Commission of Newfoundland and Labrador

Yukon Registrar of Securities

Northwest Territories Registrar of Securities

Nunavut Registrar of Securities

Toronto Stock Exchange

New York Stock Exchange

United States Securities and Exchange Commission

Dear Sirs:

Re:	Teck Cominco Limited
Consent of Expert

In connection with the offer to purchase of Teck Cominco Limited for all of the outstanding common shares of Aur Resources Inc. dated July 17, 2007 (the “Offer to Purchase”), I hereby consent to the use of my name in connection with references to my involvement in the preparation of the mineral reserve and mineral resource estimates for Antamina (the “Estimates”) and to the use of the Estimates, or portions thereof, in the following instances:

(a)                                  In Teck Cominco Limited’s Annual Information Form dated February 26, 2007 (the “AIF”) under the heading “MINERAL RESERVES AND RESOURCES – Mineral Reserves at December 31, 2006”; and

(b)                                 In the AIF under the heading “MINERAL RESERVES AND RESOURCES – Mineral Resources at December 31, 2006”.

I also consent to the use of my name and references to the Estimates, or portions thereof, and to the inclusion or incorporation by reference of information derived from the Estimates in the Offer to Purchase and the registration statement on Form F-8 filed with the United States Securities Exchange Commission on July 17, 2007 of Teck Cominco Limited (the “Registration Statement”).

I have read the Offer to Purchase and the Registration Statement of Teck Cominco Limited and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Estimates or that are within my knowledge as a result of the preparation of the Estimates.

Yours truly,

/s/ DAN GURTLER

Dan Gurtler, AIMM